UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 27, 2019

KIMCO REALTY CORPORATION

(Exact Name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road

Suite 100

New Hyde Park, NY 11042

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on
	Symbol(s)	which registered
Common Stock, par value $.01 per share.	KIM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.500% Class J Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprJ	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprL	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, Preferred Stock, $1.00 par value per share.	KIMprM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On September 27, 2019, Kimco Realty Corporation (the “Company”) entered into an equity sales agreement (the “Agreement”) with each of Morgan Stanley & Co. LLC, Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC (collectively, the “Agents”). Pursuant to the Agreement, the Company may issue and sell, from time to time, shares of common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $500.0 million (the “Shares”). The Agents will act as the Company’s sales agents in connection with any offerings of Shares pursuant to the Agreement. The Company may also sell Shares to an Agent as principal for its own account, at a price and discount to be agreed upon at the time of sale pursuant to a separate terms agreement.

The Agreement replaces and supersedes the previous equity sales agreement in effect by and among Citigroup Global Market Inc., Barclays Capital Inc., BNY Mellon Capital Markets, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., UBS Securities LLC and Wells Fargo Securities, LLC, pursuant to which the Company sold shares of Common Stock with an aggregate offering price of approximately $288.1 million. The $500.0 million aggregate offering price includes shares of Common Stock that remain unsold under the previous equity sales agreement.

The sales, if any, of the Shares under the Agreement will be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. The Company shall specify to the applicable Agent the maximum number of Shares to be sold and the minimum price per Share below which sales may not be made. The Company is not obligated to sell any Shares under the Agreement.

The Company will pay the applicable Agent a commission not to exceed 2% of the gross sales price of the Shares sold through it as agent under the Agreement and will reimburse the Agents for certain customary expenses incurred in connection with their services under the Agreement. The Company intends to use any net proceeds from the sale of the Shares from time to time for general corporate purposes, including, without limitation, the funding of future acquisitions, the funding of development and redevelopment costs, the redemption, from time to time, of depositary shares representing one or more class or series of the Company’s preferred stock and the reduction, from time to time, of the Company’s outstanding indebtedness, including borrowings under the Company’s revolving credit facility.

The foregoing descriptions of the material terms of the Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-223226) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2018. On September 27, 2019, the Company filed with the SEC a supplement to the prospectus included in the Registration Statement relating to the offering contemplated by the Agreement (the “ATM Prospectus Supplement”).

On September 27, 2019, Venable LLP delivered its legality opinion in connection with the filing of the ATM Prospectus Supplement, which is attached hereto as Exhibit 5.1.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
1.1

Equity Sales Agreement, dated September 27, 2019, by and among Kimco Realty Corporation and Morgan Stanley & Co. LLC, Barclays Capital Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP, dated September 27, 2019, as to the legality of the common stock, par value $0.01 per share.
23.1	Consent of Venable LLP (contained in the opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: September 27, 2019	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer